EXHIBIT 99.1

United-Guardian Declares Cash Dividend

HAUPPAUGE, N.Y., Jan. 30, 2025 (GLOBE NEWSWIRE) -- United-Guardian, Inc. (NASDAQ:UG) announced today that the company's Board of Directors, at its meeting on January 27, 2025, declared a cash dividend of $0.35 per share, to be paid on February 18, 2025, to all stockholders of record as of the close of business on February 10, 2025. This will be the 30th consecutive year that the company has paid a dividend.

Donna Vigilante, President of United-Guardian, stated, “I am pleased to report that the company’s Board of Directors has decided to distribute a dividend of $0.35 per share to our stockholders. This dividend is consistent with the dividend we previously distributed in July of 2024. We will continue to monitor our earnings and provide dividends to our stockholders when it is in the best interest of the company and its stockholders to do so.”

United-Guardian is a manufacturer of cosmetic ingredients, medical lubricants, sexual wellness ingredients and pharmaceuticals.

Contact:	Donna Vigilante (631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company’s expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the “safe harbor” provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company’s business please refer to the company's reports and filings with the Securities and Exchange Commission.